                                                                       EXHIBIT 2

                                   RESTATED
                                    BY-LAWS
                         FOR THE REGULATION, EXCEPT AS
                       OTHERWISE PROVIDED BY STATUTE OR
                   THE RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       ALL AMERICAN COMMUNICATIONS, INC.

                                   ARTICLE I

                            MEETING OF STOCKHOLDERS
                            -----------------------

          Section 1.   Place of Meeting.  Meetings of the stockholders of the
                       ----------------
Corporation shall be held at such place, either within or without the State of Delaware as the Board of Directors may determine. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

          Section 2.  Notice.  Except as otherwise provided by law, or unless
                      ------
lapse of time shall be waived, written notice of the time, date and place of any stockholders meeting, and, in the case or a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder at least ten (10) nor more than sixty (60) days before the date of such a meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          Section 3.  Quorum.  At any meeting of stockholders, the holders of
                      ------
record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock entitled to vote at such meeting shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

          Section 4.  Voting.  Except as otherwise provided by law, the
                      ------
affirmative vote, at a meeting of stockholders duly held and at which a quorum is present of the holders of a majority of the Corporation's capital stock present in person or by proxy at the meeting and entitled to vote on the subject matter, shall be the act of the stockholders.

          Section 5.  Adjourned Meeting.  Any meeting of stockholders may be
                      -----------------
adjourned from time to time by the vote of a majority of the shares represented in person or by proxy whether or not a quorum is present. When a stockholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
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     Section 6.  Record Date.  In order that the Corporation may determine the
                 -----------
stockholders entitled to notice of or to vote at any meetings, entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any such action. If no record date is fixed:

          A. The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and

          B. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stocklist or the books of the Corporation, or to vote in person at any meeting of stockholders.

          Section 7.  Proxies.  Every person entitled to vote for Directors or
                      -------
any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy executed by, or delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the applicable provisions of the General Corporation Law of the State of Delaware.

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                                  ARTICLE II

                                   DIRECTORS
                                   ---------

          Section 1.  Powers.  Subject to the provisions of the laws of the
                      ------
State of Delaware and the Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operations of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate power shall be exercised under the ultimate direction of the Board of Directors.

          Section 2.  Meetings.
                      --------

          A. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary if directed by the Board of Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

          B. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear each other. Such participation constitutes presence in person at such meeting.

          C. Whenever notice is required to be given to any Director pursuant to Delaware law, the Corporation's Restated Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by such Directors, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 3.   Quorum.  A majority of the total number of Directors
                       ------
shall constitute a quorum for the transaction of business.   If a quorum is not
present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Restated Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 4.  Committees of Directors.  There shall be an Executive
                      -----------------------
Committee of one or more Directors. There shall be an Audit Committee of one or more independent Directors and a Compensation Committee of one or more independent Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more Directors to constitute other committees. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the applicable law in the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the corporate seal to be affixed to all papers which may require it, but no such committee shall have the power or authority with respect to:

          A. Amending the Restated Certificate of Incorporation (except that a committee may, to the extent provided in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and of any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series).

          B. Adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law.

          C. Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

          D. Recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

          E.  Amending the By-Laws of the Corporation.

          F. Unless the resolutions, By-Laws, or Restated Certificate of Incorporation expressly so provide, declaring a dividend, authorizing the issuance of stock or adopting a

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     certificate of ownership and merger pursuant to Section 253 of the Delaware
     General Corporation Law.

          Section 5.  Action Without Meeting.  Any action required or permitted
                      ----------------------
to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee, as the case may be, consent in writing to such action and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee, as the case may be.

          Section 6.  Fees and Compensation.  Directors and members of
                      ---------------------
committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

                                  ARTICLE III

                                   OFFICERS
                                   --------

          Section 1.  Officers.  The officers of the Corporation shall consist
                      --------
of a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Any number of offices may be held by the same person. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

          Section 2.  Other Officers.  The Board of Directors, at its
                      --------------
discretion, may appoint, or empower the President to appoint, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors or the President may from time to time determine.

          Section 3.  Removal.  Any officer may be removed, either with or
                      -------
without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under an employment contract).

          Section 4.  Resignation.  Any officer may resign at any time by giving
                      -----------
written notice to the Board of Directors, the President, or to the Secretary of the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any

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later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5.  Vacancies.  A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

                                  ARTICLE IV

                                INDEMNIFICATION
                                ---------------

          Section 1.  Indemnification Rights.  To the fullest extent permitted
                      ----------------------
by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, the Corporation shall indemnify each current or former Director, officer, employee or agent of the Corporation from and against any and all expenses, liabilities or other matters referred to in or covered by the General Corporation Law of the State of Delaware, including, without limitation, by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a Director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

          Section 2.  Nonexclusivity.  The indemnification provided for herein
                      --------------
shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Except as may otherwise be specifically provided in these Bylaws, no provision of these Bylaws is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon the Corporation, upon its stockholders, bondholders and security holders, and upon its Directors, officers, employees or agents, including in particular the power of the Corporation to furnish indemnification to Directors, officers, employees and agents in the capacities defined and prescribed by the General Corporation Law of the State of Delaware and prescribed rights of said persons to indemnification as the same are conferred by the General Corporation Law of the State of Delaware.

          Section 3. Advancement of Expenses.  The rights granted herein shall
                     -----------------------
include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such Director, officer, employee or agent is not entitled to indemnification.

                                   ARTICLE V

                            SHARES AND STOCKHOLDERS
                            -----------------------

          Section 1.  Share Certificates.
                      ------------------

          A. The Corporation shall issue a certificate or certificates representing shares of its capital stock. Each certificate so issued shall be signed by or in the name of the corporation by the President or a Vice President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and shall state the name of the record owner thereof and represent the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent of registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

          B. There shall be set forth on the face or back of a certificate which the Corporation shall issue to represent a class or series of stock one of the following: (1) a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, or (2) a summary of the statement described in subsection 1.B.(1) above. If a security of the corporation is subject to a restriction on the transfer or registration thereof, such restriction shall be noted, in writing, conspicuously upon the certificate representing the security.

          C. The Corporation may, but shall not be required to, issue certificates representing a fraction of a share and, in this event, the holder thereof shall have all the rights appurtenant to ownership of that interest in the Corporation. If the Corporation elects not to issue certificates representing a fraction of a share to the persons entitled thereto, it shall, at its election, either:

              (1) Arrange for disposition of the fractional interest by those entitled thereto.

              (2) Pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

              (3) Issue scrip or warrants in registered or bearer which entitles the holder to receive a full share upon surrender of such scrip or warrants aggregating one or more full shares, which scrip or warrants may, if the Board of Directors elects, either become (i) void if not so surrendered on or before a specified date, or

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          (ii) subject to such other conditions or limitations as may be designated by the Board of Directors.

          Section 2.  Transfer of Certificates.  Where a certificate for shares
                      ------------------------
is presented to the Corporation or its transfer clerk or transfer agent with a request to register a transfer of shares, the Corporation is under a duty to register the transfer, cancel the certificate presented, and issue a new certificate if: (a) the certificate is endorsed or the instructions were originated by the appropriate person or persons; (b) reasonable assurance is given that those endorsements or instructions are genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; and (e) reasonable assurance is given that the transfer is in fact rightful or is to a bona fide purchaser.

          Section 3.  Lost Certificates.  Where a certificate is alleged to have
                      -----------------
been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original if the owner: (a) so requests, in writing, before the Corporation has notice that the certificate has been acquired by a bona fide purchaser; and (b) if so requested by the Board of Directors, gives the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, destruction or wrongful taking of such certificate or the issuance of such new certificate. Except as provided above, no new certificate for shares shall be issued in lieu of an old certificate unless the Corporation is ordered to do so by a court judgment in an action brought in a court of appropriate jurisdiction.

          Section 4.  Registration of Shares.  The Corporation shall recognize
                      ----------------------
the person or persons registered in its stock ledger as the exclusive owner and holder of the shares registered in his name and as the "stockholder" for all purposes herein with the exclusive rights inter alia to vote the shares, to
                                          ----- ----
receive dividends declared with respect to the shares, to transfer the shares to others, and to exercise any other rights of stockholders. the Corporation shall have no obligation to recognize any equitable or other claim or interest in any shares on the part of any person or persons other than the registered owner, as set forth in the stock ledger, whether or not the Corporation shall have any notice thereof, except as may otherwise be provided by the laws of the State of Delaware. "Shares" for the purposes hereof, shall mean shares of the Corporation's stock authorized by its Restated Certificate of Incorporation and registered in the stock ledger as issued and outstanding, including any one or more classes of stock so authorized and whether or not such share is deemed to have voting or other privileges.

                                  ARTICLE VI

                              GENERAL PROVISIONS
                               ------------------

          Section 1.  Notices.  Whenever any statute, the Restated Certificate
                      -------
or Incorporation or these By-Laws requires notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telecopy.

          Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be
                      -----------
fixed by the Board of Directors.

          Section 3.  Record Date; Books and Records.
                      ------------------------------

          A. The Board of Directors may fix, in advance, a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares.

          B. The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of the Board of Directors and shall keep at its principal executive office or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

          Section 4.  Check, Drafts, Etc.  All checks, drafts or other orders
                      -------------------
for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

          Section 5.  Authority to Execute Contracts.  The Board of Directors
                      ------------------------------
may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, subject to the applicable laws of the State of Delaware. Such authority may be general or confined to specific instances and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

          Section 6.  Representation of Shares of Other Corporations.  The
                      ----------------------------------------------
President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

          Section 7.  Construction and Definitions.  Unless the context
                      ----------------------------
otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Laws of the State of Delaware shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

     The undersigned, being the Secretary of All American Communications, Inc., hereby certifies that the foregoing Bylaws were adopted as the restated Bylaws of said corporation by its Board of Directors on February 25, 1991.

DATED:  September 30, 1997

                              /s/ Paul Pavlis
                              ________________________________________
                              Paul Pavlis, Secretary

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